STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into and is effective this 16th day of August, 2017 by and between Empire Relations Group, Inc. (the "**Buyer**"), a company domiciled under the laws of the State of New York with a principal address at 4571 72 Adelhaide Lane, East Islip, NY 11730 and Global Digital Solutions Inc. (the "**Seller**"), a company domiciled under the laws of the State of New Jersey with a principal address at 4571 6220 Main Avenue, #2, Orangevale, CA 95662. As used herein, the term "Parties" shall be used to refer to the Buyer and the Seller jointly.

WHEREAS:

A. The Buyer seeks to purchase an aggregate of four million, three hundred and twenty thousand (4,320,000) shares (the "subject shares") of the Common Stock (the "***Subject Shares***") at a purchase price of .0028 per share of Global Digital Solutions, Inc., a New Jersey corporation whose principal address is 4571 6220 Main Avenue, #2, Orangevale, CA 95662 in consideration of Buyer's payment of the purchase price as set forth in Section 2 of this Agreement (the "Purchase Price").

B. The Seller warrants and represents that he owns and holds and will own and hold at Closing (as defined herein), all right, title and interest to the Subject Shares with full power to convey all said right, title and interest in and to the Subject Shares to the Buyer free from the claims of any third parties, including, but not limited to, the claims that may be asserted under applicable marital and community property laws.

C. Each of the Parties warrants and represents that they are experienced and sophisticated in transactions involving the purchase and sale of securities of small public companies and in evaluating the risks and uncertainties inherent in said transactions.

D. Each of the Parties warrants and represents that they are "***Accredited Investors***" (as that term is defined in Rule 501(a)(1) of Regulation D of the 1933 Act.

E. Each of the Parties understands that the holder of restricted securities who seeks to undertake the re-sale of said securities bears a burden of proof to show that they are able to satisfy certain exemptions to the Securities Act of 1933, as amended (the "***1933 Act***"), including the exemption provided by Rule 144 of the 1933 Act and that failing a showing that the requirements of Rule 144 have been satisfied, the holder may not be able to satisfy the requirements of Rule 144 or, for that matter, the standards of practice established in the securities industry.

F. Subject to the terms and conditions of this Agreement, the Buyer has agreed to purchase the Subject Shares from the Seller and the Seller has agreed to sell and transfer the Subject Shares to Buyer.

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1. **SALE OF SUBJECT SHARES BY SELLER.** Subject to the terms and conditions of this Agreement, the Seller agrees to sell to Buyer four million, three hundred and twenty thousand (4,320,000) shares common shares of Global Digital Solutions, Inc.

2. **PURCHASE OF THE SUBJECT SHARES BY THE BUYER.** Subject to Sections 2.01 of this Agreement, the Subject Shares shall be purchased by the Buyer in exchange for the Buyer's payment of $12,096 which shall represent the full purchase price.

2.01 The Seller acknowledges and agrees to cooperate and reasonably assist the Buyer in providing documents and information so as to allow Buyer to satisfy and obtain DTC Clearance or Brokerage Firm clearance.

2.02 The term "***Closing***" as used in this Agreement shall be the date of the execution of this agreement which will be simultaneous with the day that a bank check is issued to Rod Zalunardo purchased by the buyer.

2.03 Seller understands that upon closing of this transaction, the shares represented within this agreement whether certificated or uncertificated are now owned by the buyer. As a result of this agreement, seller transfers all rights and title to the shares represented in this agreement and that transfer of rights and title shall be an irrevocable transfer so as long as payment is submitted by the buyer.

3. **MISCELLANEOUS.**

3.01 **Further Assurance**. Each of the Parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement. This Agreement memorializes the sale of stock from the Seller to the Buyer and no loan is intended or contemplated hereby.

3.02 **Successors**. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the Parties to this Agreement.

3.03 **Independent Counsel**. Each of the Parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

3.04 **Integration**. This Agreement, after full execution, acknowledgment and

delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten. Each of the Parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

3.05 **Attorneys Fees**. In the event of a dispute between or among any or all of the Parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other Parties to the dispute.

3.06 **Survival of Representations.** All of the representations made by each of the Parties and recited in this Agreement shall survive the Closing for a period of three (3) years thereafter.

3.07 **Severance**. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

3.08 **Irrevocable –** Upon both parties affixing their signature to this agreement, this agreement is irrevocable and can't be canceled unless a court order is issued from a court in New York State having jurisdiction over the subject matter in this agreement.

3.09 **Counterparts & Choice of Law.** This Agreement may be executed in any number of counterparts. This Agreement shall be governed by the laws of the state of New York as if this Agreement was entirely executed and all acts hereunder were performed solely within the State of New York.

3.10 **Cooperation**. Each of the Parties agree to cooperate and provide reasonable assistance to the party to this Agreement with respect to the reasonable and timely delivery of documents and information that will reasonably allow the Parties to this Agreement to achieve the purposes of this Agreement.

3.11 **Expenses Associated With This Agreement**. Each of the Parties hereto agrees to bear its own costs, attorneys' fees and related expenses associated with this Agreement.

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3.12 **Arbitration**. Any dispute or claim arising to or in any way related to this Agreement shall be settled by binding arbitration in the city of New York.. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA") and shall remain confidential. AAA shall designate an arbitrator from an approved list of arbitrators following each party's review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 3.05 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the Parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

FOR THE BUYER:

By: ______________________

FOR THE SELLER:

By: ______________________